UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 23, 2008
ORBITAL SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14279	06-1209561

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
21839 Atlantic Boulevard, Dulles, Virginia 20166
(Address of principal executive offices)
Registrant’s telephone number, including area code: (703) 406-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     (b) On January 23, 2008, Daniel J. Fink informed the Board of Directors (the “Board”) of Orbital Sciences Corporation (the “Company”) that he will not stand for re-election at the Company’s 2008 Annual Meeting of Stockholders, which is currently scheduled to be held on April 24, 2008, and will retire from the Board at that time. Mr. Fink’s decision not to stand for re-election was not the result of any disagreement with the Company. Following his retirement, Mr. Fink will continue to serve as an advisor to the Company.
     Mr. Fink served as a director of the Company for more than 24 years and we are grateful for his exceptional dedication and service to the Company and its stockholders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION
(Registrant)
Date: January 29, 2008	By:	/s/ David W. Thompson
David W. Thompson
Chairman and Chief Executive Officer